UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2017

MIDCOAST ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-36175	61-1714064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 27, 2017, Midcoast Energy Partners, L.P. (the “Partnership”), completed its previously-announced merger (the “Merger”) with Enbridge Holdings (Leather) L.L.C. (“Merger Sub”), a wholly owned subsidiary of Enbridge Energy Company, Inc. (“EECI”). EECI is the general partner of Enbridge Energy Partners, L.P. (“EEP”), which is the sole member of the Partnership’s general partner. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of January 26, 2017, by and among the Partnership, Midcoast Holdings, L.L.C., the general partner of the Partnership (the “General Partner”), Merger Sub and EECI (the “Merger Agreement”).

The Merger became effective on April 27, 2017 (the “Effective Time”), pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware on such date. At the Effective Time, the Merger Sub merged with and into the Partnership, with the Partnership surviving the merger and continuing to exist as a Delaware limited partnership. In the Merger, each Class A Common Unit representing limited partner interests in the Partnership (each, a “Class A Common Unit”) issued and outstanding immediately prior to the effective time of the Merger, other than Class A Common Units held by EECI and its affiliates, were converted into the right to receive $8.00 in cash without interest (the “Merger Consideration”). At the Effective Time, the Partnership’s public unitholders immediately prior to the Effective Time ceased to have any rights as unitholders in the Partnership (other than their right to receive the Merger Consideration).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, incorporated by reference to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on January 27, 2017.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.

In connection with the completion of the Merger on April 27, 2017, the Partnership notified the New York Stock Exchange (“NYSE”) of the effectiveness of the Merger, and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”)  a notification of removal from listing on Form 25 to delist and deregister the Class A Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend trading of the Class A Common Units on the NYSE prior to the opening of trading on April 27, 2017.  The Partnership also intends to file with the SEC a Form 15 suspending the Partnership’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, Dan A. Westbrook, John A. Crum, J. Herbert England, James G. Ivey, and Edmund P. Segner III, the independent members of the Board of Directors of the General Partner, resigned immediately following the Effective Time.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of April 3, 2017, the record date for purposes of determining the record holders of limited partner interests in the Partnership that are entitled to consent in writing to approve the Merger Agreement, EEP was the record holder of 23,945,112 common units representing limited partner interests in the Partnership (“Common Units”), which represented approximately 52% of the Partnership’s outstanding Common Units. On April 27, 2017, prior to the Effective Time, EEP executed a written consent approving the Merger Agreement and the Merger. No further approval of limited partners of the Partnership was required to adopt the Merger Agreement or approve the Merger, and the Merger became effective at the Effective Time, as described in Item 2.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated January 26, 2017, by and among Midcoast Energy Partners, L.P., Enbridge Energy Company, Inc., Enbridge Holdings (Leather) L.L.C. and Midcoast Holdings, L.L.C. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and that the Partnership agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the SEC upon request) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Midcoast Energy Partners, L.P., filed with the SEC on January 27, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

MIDCOAST ENERGY PARTNERS, L.P. (Registrant)

	By:	Midcoast Holdings, L.L.C.
its General Partner

Date: April 28, 2017	By:	/s/ STEPHEN J. NEYLAND
Stephen J. Neyland, Vice President – Finance (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated January 26, 2017, by and among Midcoast Energy Partners, L.P., Enbridge Energy Company, Inc., Enbridge Holdings (Leather) L.L.C. and Midcoast Holdings, L.L.C. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and that the Partnership agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the SEC upon request) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Midcoast Energy Partners, L.P., filed with the SEC on January 27, 2017)